Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 30, 2007, is by and among DADE BEHRING INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto (the “Lenders”), CITICORP USA, INC., as Syndication Agent and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”).  Terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders, the Syndication Agent and the Administrative Agent have entered into that certain Credit Agreement dated as of April 27, 2005 (as amended by that certain First Amendment dated as of October 16, 2006 and as further amended, modified, extended, renewed, restated, replaced or increased from time to time, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders have agreed, to increase the Commitments in an amount equal to $200,000,000 (the “Facility Increase”) and to amend the Existing Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1              Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Second Amendment” is defined in Subpart 3.1.

“Second Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2              Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1              The recitals in the Existing Credit Agreement are hereby amended by deleting the second paragraph and replacing it with the following:

The Borrower and the Guarantors have requested, and the Lenders have agreed, to provide a revolving credit facility in the aggregate amount of $800,000,000 (the “Revolving Credit Facility”) on the terms and conditions set forth herein.

SUBPART 2.2              Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Maturity Date” and replacing it with the following:

“Maturity Date” means May 30, 2012.

SUBPART 2.3              Section 10.06(b) of the Existing Credit Agreement is hereby amended by deleting subsection (iv) and replacing it with the following:

(iv)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

SUBPART 2.4              Article X of the Existing Credit Agreement is hereby amended by adding the following new Section 10.18:

Section 10.18       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and the Loan Parties acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower, the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) the Borrower and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and the Loan Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Joint Lead Arrangers have any obligation to the Borrower, the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other

Loan Documents; and (iii) the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Joint Lead Arrangers have any obligation to disclose any of such interests to the Borrower, the Loan Parties or any of their respective Affiliates.  To the fullest extent permitted by law, the Borrower the Loan Parties hereby waive and release any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SUBPART 2.5              Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.01 attached hereto is substituted therefor.

SUBPART 2.6              Schedule 10.06 of the Existing Credit Agreement is hereby deleted in its entirety.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1                  Second Amendment Effective Date.  This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied or waived, and thereafter this Amendment shall be known, and may be referred to, as the “Second Amendment.”

SUBPART 3.2                  Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantor, the Lenders and the Administrative Agent.

SUBPART 3.3                  Officer’s Certificates.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Loan Party, dated the date of this Amendment, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Facility Increase and (ii) certifying that, before and after giving effect to the Facility Increase and the effectiveness of the Amendment, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects after giving effect to the Second Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default has occurred and is continuing.

SUBPART 3.4                  Assignment and Assumptions.  To the extent necessary to give effect to the reallocations of the Obligations effected by the amendment to Schedule 2.01 to the Existing Credit Agreement, each Lender hereby sells and assigns, without recourse, to the Lenders providing the Facility Increase (the “Increase Lenders”), and each of the Increase Lenders, hereby purchases and assumes, without recourse, from each such Lender, effective as of the Second Amendment Effective Date, such interests in such Lender’s rights and obligations under the Existing Credit Agreement (including, without limitation, the Obligations owing to such Lender that are outstanding on the Second Amendment Effective Date).

SUBPART 3.5              Fees and Expenses.  The Administrative Agent shall have received from the Borrower (i) for the account of the Lenders the aggregate amount of fees and invoiced expenses earned, due and payable in connection with the consummation of the transactions contemplated hereby and consistent with that certain Engagement Letter dated May 8, 2007 among the Borrower, the Administrative Agent and Banc of America Securities LLC and as notified by the Administrative Agent to the Borrower and (ii) all reasonable invoiced out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and out-of-pocket expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1                  Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.2                  Instrument Pursuant to Existing Credit Agreement.  This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.3                  References in Other Loan Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 4.4                  Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of the Amendment by telecopy, facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.5                  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.6                  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SUBPART 4.7                  General.  Except as amended hereby, the Existing Credit Agreement and all other Loan Documents shall remain unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	DADE BEHRING INC.,
a Delaware corporation

By:
Name:
Title:

PARENT:	DADE BEHRING HOLDINGS INC.,
a Delaware corporation

By:
Name:
Title:

SUBSIDIARY GUARANTORS:	DADE FINANCE LLC,
a Delaware limited liability company

By:
Name:
Title:

DADE BEHRING FINANCE CO. LLC,
a Delaware limited liability company

By:
Name:
Title:

SECOND AMENDMENT

DADE BEHRING INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N. A.,
as a Lender

By:
Name:
Title:

SECOND AMENDMENT

DADE BEHRING INC.

[	],
as a Lender

By:
Name:
Title:

SECOND AMENDMENT

DADE BEHRING INC.

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$65,000,000	8.125%
Citicorp USA, Inc.	$65,000,000	8.125%
BNP Paribas	$60,000,000	7.500%
Dresdner Bank AG in Frankfurt am Main	$60,000,000	7.500%
The Royal Bank of Scotland plc	$60,000,000	7.500%
Sumitomo Mitsui Banking Corporation	$50,000,000	6.250%
SunTrust Bank	$50,000,000	6.250%
Wells Fargo Bank, N.A.	$50,000,000	6.250%
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$50,000,000	6.250%
KeyBank National Association	$50,000,000	6.250%
Morgan Stanley Bank	$45,000,000	5.625%
U.S. Bank National Association	$35,000,000	4.375%
The Bank of New York	$35,000,000	4.375%
National City Bank	$35,000,000	4.375%
Banco Bilbao Vizcaya Argentaria S.A.	$35,000,000	4.375%
The Governor and Company of the Bank of Ireland	$25,000,000	3.125%
The Northern Trust Company	$25,000,000	3.125%
Morgan Stanley Senior Funding, Inc.	$5,000,000	0.625%

Total:	$800,000,000	100.000%